EXHIBIT 2

Schedule of Transactions in Shares

The following table sets forth all transactions with respect to Shares effected in the last sixty days by the Reporting Persons or on behalf of the Reporting Persons in respect of the Shares, inclusive of any transactions effected through 4:00 pm, New York City time, on February 24, 2020.

ViewRay, Inc.

Trade Date	Transaction	Security	Quantity Bought (Sold)	Unit Cost(1)
12/31/2019	Sell	Common Stock	(40,921)	$4.23	(2)
1/17/2020	Buy	Common Stock	1,200,000	$3.04	(3)
1/21/2020	Buy	Common Stock	1,025,072	$2.98	(4)
1/22/2020	Buy	Common Stock	773,200	$3.07	(5)
1/23/2020	Buy	Common Stock	280,728	$3.08	(6)
1/24/2020	Buy	Common Stock	330,000	$3.15	(7)
1/27/2020	Buy	Common Stock	961,008	$3.12	(8)
1/28/2020	Buy	Common Stock	357,316	$3.10	(9)
1/29/2020	Buy	Common Stock	310,600	$3.25	(10)
1/30/2020	Buy	Common Stock	42,104	$3.13	(11)
1/31/2020	Buy	Common Stock	1,048,631	$3.11	(12)
2/4/2020	Buy	Common Stock	255,000	$3.09	(13)
2/5/2020	Buy	Common Stock	192,500	$3.20
2/6/2020	Buy	Common Stock	175,000	$3.19	(14)
2/7/2020	Buy	Common Stock	375,000	$3.09	(15)
2/14/2020	Buy	Common Stock	1,900,341	$3.09	(16)
2/18/2020	Buy	Common Stock	631,513	$3.15	(17)
2/19/2020	Buy	Common Stock	1,000,060	$3.23	(18)
2/20/2020	Buy	Common Stock	591,441	$3.30	(19)
2/21/2020	Buy	Common Stock	350,170	$3.35	(20)
2/24/2020	Buy	Common Stock	575,000	$3.33	(21)

(1)	Excludes brokerage commissions and other costs of execution.
(2)

The price reported is a weighted average price. These shares were sold in transactions through a broker-dealer at prices ranging from $4.19 to $4.33, inclusive. Hudson Executive and the other Reporting Persons undertake to provide the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 2.

(3)

The price reported is a weighted average price. These shares were bought in transactions through a broker-dealer at prices ranging from $2.97 to $3.08, inclusive. Hudson Executive and the other Reporting Persons undertake to provide the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 3.

(4)

The price reported is a weighted average price. These shares were bought in transactions through a broker-dealer at prices ranging from $2.88 to $3.08, inclusive. Hudson Executive and the other Reporting Persons undertake to provide the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 4.

(5)

The price reported is a weighted average price. These shares were bought in transactions through a broker-dealer at prices ranging from $2.98 to $3.10, inclusive. Hudson Executive and the other Reporting Persons undertake to provide the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 5.

(6)

The price reported is a weighted average price. These shares were bought in transactions through a broker-dealer at prices ranging from $3.05 to $3.13, inclusive. Hudson Executive and the other Reporting Persons undertake to provide the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 6.

(7)

The price reported is a weighted average price. These shares were bought in transactions through a broker-dealer at prices ranging from $3.13 to $3.15, inclusive. Hudson Executive and the other Reporting Persons undertake to provide the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 7.

(8)

The price reported is a weighted average price. These shares were bought in transactions through a broker-dealer at prices ranging from $3.03 to $3.15, inclusive. Hudson Executive and the other Reporting Persons undertake to provide the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 8.

(9)

The price reported is a weighted average price. These shares were bought in transactions through a broker-dealer at prices ranging from $3.07 to $3.13, inclusive. Hudson Executive and the other Reporting Persons undertake to provide the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 9.

(10)

The price reported is a weighted average price. These shares were bought in transactions through a broker-dealer at prices ranging from $3.14 to $3.25, inclusive. Hudson Executive and the other Reporting Persons undertake to provide the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 10.

(11)

The price reported is a weighted average price. These shares were bought in transactions through a broker-dealer at prices ranging from $3.11 to $3.15, inclusive. Hudson Executive and the other Reporting Persons undertake to provide the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 11.

(12)

The price reported is a weighted average price. These shares were bought in transactions through a broker-dealer at prices ranging from $3.02 to $3.13, inclusive. Hudson Executive and the other Reporting Persons undertake to provide the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 12.

(13)

The price reported is a weighted average price. These shares were bought in transactions through a broker-dealer at prices ranging from $3.05 to $3.11, inclusive. Hudson Executive and the other Reporting Persons undertake to provide the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 13.

(14)

The price reported is a weighted average price. These shares were bought in transactions through a broker-dealer at prices ranging from $3.18 to $3.20, inclusive. Hudson Executive and the other Reporting Persons undertake to provide the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 14.

(15)

The price reported is a weighted average price. These shares were bought in transactions through a broker-dealer at prices ranging from $3.01 to $3.16, inclusive. Hudson Executive and the other Reporting Persons undertake to provide the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 15.

(16)

The price reported is a weighted average price. These shares were bought in transactions through a broker-dealer at prices ranging from $3.06 to $3.16, inclusive. Hudson Executive and the other Reporting Persons undertake to provide the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 16.

(17)

The price reported is a weighted average price. These shares were bought in transactions through a broker-dealer at prices ranging from $3.04 to $3.19, inclusive. Hudson Executive and the other Reporting Persons undertake to provide the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 17.

(18)

The price reported is a weighted average price. These shares were bought in transactions through a broker-dealer at prices ranging from $3.12 to $3.26, inclusive. Hudson Executive and the other Reporting Persons undertake to provide the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 18.

(19)

The price reported is a weighted average price. These shares were bought in transactions through a broker-dealer at prices ranging from $3.27 to $3.33, inclusive. Hudson Executive and the other Reporting Persons undertake to provide the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 19.

(20)

The price reported is a weighted average price. These shares were bought in transactions through a broker-dealer at prices ranging from $3.32 to $3.37, inclusive. Hudson Executive and the other Reporting Persons undertake to provide the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 20.

(21)

The price reported is a weighted average price. These shares were bought in transactions through a broker-dealer at prices ranging from $3.23 to $3.35, inclusive. Hudson Executive and the other Reporting Persons undertake to provide the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote 21.